EXHIBIT 99.1

Contact:	Bryan Brady Vice President, Investor Relations 703.641.3000 bbrady1@csc.com	FOR IMMEDIATE RELEASE Moved On PR Newswire Date: May 20, 2009

Richard Venn Media Relations 310-615-3926 rvenn@csc.com
CSC REPORTS STRONG FOURTH QUARTER RESULTS
Margin, EPS and Cash Flow Growth Well Ahead of Last Year

FALLS CHURCH, Va., May 20 - - CSC (NYSE: CSC) today reported fourth quarter 2009 fully diluted earnings per share (EPS) of $2.51, compared with fourth quarter 2008 EPS of $1.15.  For the full year, EPS was $7.31 compared with $3.20 in fiscal year 2008.

Operating cash flow was $1,058 million for the fourth quarter and $1,986 million for the full year.  Free cash flow was $850 million for the quarter and $1,021 million for the fiscal year, compared to $175 million for the previous year.

Highlights include:

•	EPS for the fourth quarter included net favorable tax audit settlements of $1.11 per share ($3.36 per share net for the full year) and a fourth quarter goodwill impairment charge of $0.12 per share.
•
Fourth quarter revenues of $4.11 billion, down 8.3% (up 0.4% in constant currency) from one year ago. For fiscal year 2009, revenues were $16.74 billion, up 1.5% (up 4.3% in constant currency) year-over-year.

•
Pre-tax margin was 8.0% for the quarter, a 112 basis point improvement over the 6.9% pre-tax margin reported one year ago.  CSC’s pre-tax margins improved slightly in fiscal year 2009, coming in at 5.7% versus 5.6% in fiscal 2008.

•	Fourth quarter operating margin was 10.9% compared with 10.0% from a year ago. Full year operating margin was 8.25%, representing a 27 basis point improvement year over year.
•	Net income was $382 million for the quarter and $1.12 billion for the fiscal year.
•	Operating income was $447 million for the fourth quarter and $1.38 billion for the full year.
•	New business awards for the fourth quarter totaled $3.47 billion, bringing CSC’s full year awards to approximately $16.19 billion, an increase of 4% when compared with fiscal year 2008.

Commenting on the results, CSC Chairman and Chief Executive Officer Michael W. Laphen said, “Fourth quarter 2009 was another successful and important step in our march to consistent results and continuous improvement.  Despite the challenging economic environment, CSC’s achievements included exceptional cash generation, realization of our full-year goal of at least a 25 basis points margin rate improvement, successful execution and delivery of the National Health Service (NHS) milestones, and remediation of a material weakness associated with our tax accounting.”

New Business Awards

Across the three lines of business, the 2009 fourth quarter awards contributed approximately $1.66 billion to the North American Public Sector (NPS), $0.99 billion to Business Solutions & Services (BS&S), and $0.83 billion to Global Outsourcing Services (GOS).  Subsequent to the company’s fiscal year ended April 3, 2009, CSC has secured new business awards with a total value in excess of $1 billion to date.

Lines of Business

NPS

Despite some delays in government task orders, revenue for the fourth quarter increased year over year by 2.6% to $1.51 billion.  For fiscal year 2009, revenues grew by 3.4% to $5.98 billion compared to fiscal year 2008.

BS&S

This sector was impacted by currency and pressures on discretionary projects, partially offset by our successful deliverables within the NHS program.  Quarterly revenue was $1.14 billion, a decline of 5% year-over-year (up 8% in constant currency).  Annual revenues of $4.41 billion in 2009 reflect an increase of 8% (12% growth in constant currency).

GOS

Currency and pressures on discretionary projects also impacted this sector.  Consequently, revenue was $1.49 billion during the quarter, down 19% (down 7% in constant currency) from the previous year.  For fiscal year 2009, revenues decreased by 4.4% to $6.46 billion (flat in constant currency) compared to the prior fiscal year.

Business Outlook

 “In the North American Public Sector, we expect to grow revenue in the mid to high single digits and early wins this fiscal year support our expectations.  We see significant opportunities resulting from the economic stimulus packages, however this spending is not likely to manifest itself in our results before the end of the calendar year.  CSC continues to be in a strong position to capture opportunities such as healthcare and cyber security,” Laphen said.
“Our commercial business appears to have stabilized at the levels achieved in the fourth quarter. On balance, we expect the first half of fiscal year 2010 revenue to be moderately down in constant currency versus last year with growth coming in the second half.”

Laphen added, “...we will continue our focus on operational improvements.  Additionally, we are strengthening our ability to mitigate risks associated with external factors.  For example, we are taking an important step in that direction by discontinuing our defined benefit pension plan in favor of enhancing our defined contribution 401K plan.”

Guidance

Looking forward to FY2010, CSC expects to generate revenue in the $16 to $16.5 billion range and EPS in the $4.20 to $4.30 per share range.  Free cash flow for FY2010 is expected to be in a range of 90% to100% of net income.

As announced in the company's prior press release, dated May 7, 2009, a teleconference will be held today at 5 p.m. EDT to discuss fourth quarter and year-end results.  This teleconference can be accessed at www.csc.com/investorrelations, in a listen-only mode, and slides will also be available at this site immediately prior to the call.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release non-GAAP information which management believes provides useful information to investors, including: operating income, operating margin and free cash flow. A reconciliation of the adjustments to GAAP results for this quarter and prior periods, as well as the rationale for management's use of non-GAAP measures, is included in the tables below.

About CSC

CSC is a global leader in providing technology-enabled solutions and services through three primary lines of business. These include Business Solutions & Services, Global Outsourcing Services and the North American Public Sector. CSC's advanced capabilities include systems design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting. Headquartered in Falls Church, Va., CSC has approximately 92,000 employees and reported revenue of $ 16.74 billion for the 12 months ended April 3, 2009. For more information, visit the company's Web site at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the company's intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the company's control.  These factors could cause actual results to differ materially from such forward-looking statements.  For a written description of these factors, see the section titled "Risk Factors" in CSC's Form 10-K for the fiscal year ended April 3, 2009 and any updating information in subsequent SEC filings. The company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

CSC - Page 4	May 20, 2009

Revenues by Segment
(unaudited)

	Fourth Quarter Ended
	April 3,	March 28,	% of Total
(In millions)	2009	2008	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$557.2	$587.7	14%	13%
BS&S – Financial Services Sector	244.3	256.9	6	6
BS&S – Other	334.7	351.6	8	8
Business Solutions & Services	1,136.2	1,196.2	28	27
Global Outsourcing Services	1,489.4	1,847.4	36	41
Department of Defense	1,076.2	977.6	26	22
Civil agencies	398.7	441.7	10	10
Other (1)	38.8	56.1	1	1
North American Public Sector	1,513.7	1,475.4	37	33
Eliminations	(27.6)	(34.6)	(1)	(1)
	$4,111.7	$4,484.4	100%	100%

	Twelve Months Ended
	April 3,	March 28,	% of Total
(In millions)	2009	2008	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$2,034.3	$1,831.5	12%	11%
BS&S – Financial Services Sector	990.8	1,017.3	6	6
BS&S – Other	1,384.6	1,225.9	8	8
Business Solutions & Services	4,409.7	4,074.7	26	25
Global Outsourcing Services	6,458.5	6,756.0	39	41
Department of Defense	4,203.3	3,859.7	25	23
Civil agencies	1,615.3	1,734.0	10	11
Other (1)	158.8	187.4	1	1
North American Public Sector	5,977.4	5,781.1	36	35
Eliminations	(105.7)	(112.3)	(1)	(1)
	$16,739.9	$16,499.5	100%	100%

(1)	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public reporting segment.

CSC - Page 5	May 20, 2009

Consolidated Statements of Income
(preliminary unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	April 3,	March 28	April 3,	March 28,
(In millions except per-share amounts)	2009	2008	2009	2008
Revenues	$4,111.7	$4,484.4	$16,739.9	$16,499.5

Costs of services (excludes depreciation and amortization)	3,169.3	3,498.4	13,260.7	13,151.9
Selling, general and administrative	258.8	253.5	1,082.8	975.4
Depreciation and amortization	274.0	320.3	1,185.5	1,198.6
Goodwill impairment	18.9		18.9
Interest expense	69.1	56.3	260.5	185.4
Interest income	(10.3)	(11.3)	(41.0)	(37.1)
Special items		63.4		155.8
Other expense(income)	1.4	(6.5)	23.4	(48.4)

Total costs and expenses	3,781.2	4,174.1	15,790.8	15,581.6

Income before taxes	330.5	310.2	949.1	917.9
Taxes on income	(51.8)	128.5	(166.1)	373.3

Net income	$382.3	$181.7	$1,115.2	$544.6

Basic	$2.52	$1.16	$7.37	$3.26

Diluted	$2.51	$1.15	$7.31	$3.20

Average common shares outstanding for:
Basic EPS	151.501	156.210	151.388	167.233
Diluted EPS	152.378	157.624	152.614	170.168

CSC - Page 6	May 20, 2009

Selected Balance Sheet Data
(preliminary unaudited)

	April 3,	March 28,
(In millions)	2009	2008
Assets
Cash and cash equivalents	$2,297.3	$698.9
Receivables	3,786.4	4,564.7
Prepaid expenses and other current assets	1,623.5	1,764.5
Total current assets	7,707.2	7,028.1

Property and equipment, net	2,353.0	2,764.6
Outsourcing contract costs, net	683.8	925.4
Software, net	476.0	527.4
Goodwill, net	3,783.6	3,975.2
Other assets	615.1	659.0
Total assets	$15,618.7	$15,879.7

Liabilities
Short-term debt and current maturities of long-term debt	$61.9	$838.4
Accounts payable	636.5	798.1
Accrued payroll and related costs	821.5	926.6
Other accrued expenses	1,263.8	1,638.7
Deferred revenue	915.3	1,078.5
Income taxes payable and deferred income taxes	317.2	414.9
Total current liabilities	4,016.2	5,695.2

Long-term debt, net	4,172.6	2,635.3
Income tax liabilities	485.6	1,235.6
Other long-term liabilities	1,434.4	851.8

Stockholders' Equity	5,509.9	5,461.8

Total liabilities and stockholders' equity	$15,618.7	$15,879.7

Debt as a percentage of total capitalization	43.5%	38.9%

CSC - Page 7	May 20, 2009

Consolidated Statements of Cash Flows
(preliminary unaudited)
	Twelve Months Ended
	April 3,	March 28,
(In millions)	2009	2008
Cash flows from operating activities:
Net income	$1,115.2	$544.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization and other non-cash charges	1,270.0	1,286.4
Stock based compensation	54.4	60.3
Deferred taxes	247.1	(65.3)
Loss/(Gain) on dispositions, net of taxes	(0.7)	2.5
Provision for losses on accounts receivable	33.2	3.1
Excess tax benefit from stock based compensation	(1.3)	(10.7)
Foreign currency exchange loss	97.9	(27.3)
Impairment loss and contract write-offs	52.8	38.7
Cash surrender value in excess of premiums paid	(5.3)	(3.9)
Changes in assets and liabilities, net of effects of:
Acquisitions and dispositions:
Decrease (increase) in receivables	224.0	(216.7)
Increase in prepaid expense and other current assets	(164.1)	(367.6)
Increase (decrease) in accounts payable and accruals	(322.5)	(110.2)
(Decrease) increase in income taxes payable and income tax liabilities	(820.1)	130.3
Increase in deferred revenue	235.5	86.6
Other operating activities, net	(29.7)	(7.9)

Net cash provided by operating activities	1,986.4	1,342.9

Cash flows from investing activities:
Purchases of property and equipment	(698.7)	(876.6)
Outsourcing contracts	(165.5)	(165.3)
Acquisitions, net of cash acquired	(100.3)	(1,591.1)
Software	(162.7)	(171.7)
Other investing cash flows	89.2	86.0

Net cash used in investing activities	(1,038.0)	(2,718.7)

Cash flows from financing activities:
Net borrowings (repayment) of commercial paper	(263.4)	255.2
Borrowings under lines of credit	1,848.3	304.7
Repayment of borrowings under lines of credit	(320.2)	(317.0)
Proceeds from debt issuance		3,100.0
Principal payments on long-term debt	(532.2)	(1,440.3)
Proceeds from stock options, and other common stock transactions	12.7	86.0
Excess tax benefit from stock-based compensation	1.3	10.7
Repurchase of common stock and acquisition of Treasury stock	(3.8)	(1,013.2)
Other financing activities, net	(0.6)	11.8

Net cash provided by financing activities	742.1	997.9

Effect of exchange rate changes on cash and cash equivalents	(92.1)	26.7

Net increase (decrease) in cash and cash equivalents	1,598.4	(351.2)
Cash and cash equivalents at beginning of year	698.9	1,050.1

Cash and cash equivalents at end of period	$2,297.3	$698.9

CSC - Page 8	May 20, 2009
Non-GAAP Financial Measures

The following tables reconcile operating income and free cash flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses operating income to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between operating income and reported earnings.

GAAP Reconciliations
(In millions)

Operating Income (preliminary and unaudited)	Fourth Quarter Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2009	2008	2009	2008
Operating income	$446.7	$448.8	$1,381.8	$1,316.4
Minority interest expense	(1.3)	(4.2)	(8.4)	(14.3)
Equity earnings	2.6	0.1	15.4	12.7
Corporate G&A	(38.5)	(32.6)	(177.9)	(141.2)
Interest expense	(69.0)	(56.3)	(260.5)	(185.4)
Interest income	10.3	11.4	41.0	37.1
Special items		(63.4)		(155.8)
Goodwill impairment	(18.9)		(18.9)
Other expense (income)	(1.4)	6.5	(23.4)	48.4
Income before taxes	330.5	310.3	949.1	917.9
Taxes on income	(51.8)	128.5	(166.1)	373.3
Net income	$382.3	$181.8	$1,115.2	$544.6

Free Cash Flow (preliminary unaudited)	Fourth Quarter Ended		Twelve Months Ended
	April 3,	March 28,	April 3,	March 28,
	2009	2008	2009	2008
Free cash flow	$850.3	$549.4	$1,020.6	$175.20
Net cash used in investing activities	199.7	559.6	1,038.0	2,718.7
Acquisitions, net of cash acquired		(275.5)	(100.3)	(1,591.1)
Capital lease payments	8.0	10.9	28.1	40.1
Net cash provided by operating activities	$1,058.0	$844.4	$1,986.4	$1,342.9
Net cash used in investing activities	$(199.6)	$(559.6)	$(1,038.0)	$(2,718.7)
Net cash provided by financing activities	$(210.5)	$(182.2)	$742.1	$997.9

Operating income	$446.7	$448.8	$1,381.8	$1,316.4
Operating margin	10.86%	10.01%	8.25%	7.98%
Pre-tax margin	8.04%	6.92%	5.67%	5.56%
Note:

Capital lease payments and proceeds from the sale of property and equipment (included in investing activities) are included in the calculation of free cash flow.
Operating margin: Operating income as a percentage of revenue.
Pre-tax margin: Income before tax as a percentage of revenue.

CSC - Page 9	May 20, 2009

Non-GAAP Financial Measures (continued)

Earnings per Share Reconciliation (preliminary unaudited)

The following table is presented to illustrate the impact of the special items on earnings per share.  It also provides a reconciliation of the earnings per share amount relating to earnings per share for continuing operations.  The earnings per share amounts presented below include non-GAAP measures.  This table should be read in conjunction with the Consolidated Statements of Income within this release on which the GAAP earnings per share measures are presented.  Earnings per share before special items provides a basis for comparing current operating performance to past and future operating performance.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

	Fourth Quarter Ended
	April 3, 2009		March 28, 2008
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$382.3	$2.51	$181.7	$1.15
Add: Cumulative change in accounting principle
Income from total operations	382.3	2.51	181.7	1.15
Add back: Special items			45.6	0.29
Income from continuing operations before special items	$382.3	$2.51	$227.3	$1.44

Average common shares outstanding for diluted EPS		152.378		157.624

	Twelve Months Ended
	April 3, 2009		March 28, 2008
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$1,115.2	$7.31	$544.6	$3.20

Income from total operations	1,115.2	7.31	544.6	3.20
Add back: Special items			108.2	0.64
Income from continuing operations before special items	$1,115.2	$7.31	$652.8	$3.84

Average common shares outstanding for diluted EPS		152.614		170.168

Notes:                      All amounts are net of taxes.                                                                Amounts are in millions except per-share amounts.